CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Banknorth Funds on behalf of Banknorth Intermediate Bond Fund, Banknorth Large Cap Core Fund, Banknorth Small/Mid Cap Core Fund, Banknorth Vermont Municipal Bond Fund(the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 8/31/03 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: OCTOBER 22, 2003
       ----------------

/s/ PETER J. GERMAIN
    ---------------------------

Peter J. Germain
Title: President, Principal Executive Officer



Dated: OCTOBER 22, 2003
       ----------------

/s/ RICHARD J. THOMAS
    ---------------------------

Richard J. Thomas
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.